Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

BioStem Technologies, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share, to be offered under the 2022 Plan	(1)	Other	4,071,793	$2.7041	$11,010,535.45	0.000087	$957.92
Equity	Common Stock, par value $0.001 per share, offered for resale by selling stockholders	(2)	Other	5,970,627	$2.7041	$16,145,172.47	0.000087	$1,404.63

Total Offering Amounts:						$27,155,707.92		2,362.55
Total Fee Offsets:
Net Fee Due:								$2,362.55

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock that become issuable under the Company’s 2022 Equity Incentive Plan (“2022 Plan”), 2021 Equity Incentive Plan, Matuszewski Options Agreement and Van Vurst Options Agreement, as a result of any stock dividend, stock split, recapitalization, or other similar transaction.

Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. Pursuant to Rule 457(h) under the Securities Act, this price is calculated based on the average of the high and low of the Common Stock as reported on the Nasdaq Capital Market on October 5, 2026, which is within five business days prior to filing this Registration Statement.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock that become issuable under the Company’s 2022 Equity Incentive Plan (“2022 Plan”), 2021 Equity Incentive Plan, Matuszewski Options Agreement and Van Vurst Options Agreement, as a result of any stock dividend, stock split, recapitalization, or other similar transaction.

Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. Pursuant to Rule 457(c) under the Securities Act, this price is calculated based on the average of the high and low of the Common Stock as reported on the Nasdaq Capital Market on October 5, 2026, which is within five business days prior to filing this Registration Statement.